CUSTODIANSHIP AGREEMENT

           CUSTODIANSHIP AGREEMENT made as of the 22d day of April, 1966, by and between WALL STREET INVESTING CORPORATION, a corporation organized and existing under the laws of the State of Maryland, having its principal office and place of business at One Wall Street, New York, New York, (hereinafter called the
Fund), and THE BANK OF NEW YORK, a corporation organized and existing under the laws of the State of New York, having its principal office and place of business at 48 Wall Street, New York, New York (hereinafter called the Custodian);

W I T N E S S E T H:

that for and in consideration of the Mutual promises hereinafter set forth, the parties hereto covenant and agree as follows:

I
APPOINTMENT OF CUSTODIAN

           1. The Fund hereby constitutes and appoints the Custodian as custodian of all of' the securities and moneys at any time owned by the Fund during the period of this agreement.

           2. The Custodian hereby accepts appointment, as such custodian and agrees to perform the duties thereof as hereinafter set forth.

II
CUSTODY OF CASH AND SECURITIES

           1. The Fund will deliver or cause to be delivered to the Custodian all securities and all moneys owned by it at any time during the period of this agreement.

           2. The Custodian shall credit to the account of the Fund all money received by it for the account of the Fund, and shall disburse the same only:

          (a) In payment for securities purchased, as provided in Article III hereof; or

          (b)  In payment of dividends, as provided in Article IV hereof; or

          (c)  In payment of original issue or other taxes, as provided in
               Article V hereof; or

          (d) In payment for capital stock of the Fund redeemed by it, as provided In Article V hereof; or

          (e) Pursuant to certificates or written instructions of the Fund (signed in its name by two officers, specifying the person to whom payment is to be made, the amount to be paid and the purpose for which such payment is to be made), in payment of investment advisory and management fees, transfer agent fees and


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               reimbursements, insurance premiums, fees for auditing,
               accounting, bookkeeping and related services, legal fees and disbursements, taxes, printing and stationery expenses, fees and expenses in connection with Board and stockholder meetings (including the expenses of proxy solicitation), and other expenses of an operational nature or non-material in amount;

        (f) Upon receipt by the Custodian of a certified copy of a resolution of the Board of Directors of the Fund, signed by two officers of the Fund, specifying the person to whom payment is to be made, the amount to be paid and the purpose for, which such payment is to be made; or upon receipt by the Custodian of a certified copy of a resolution of the Board of Directors of the Fund, signed by two officers of the Fund, directing, authorizing, approving or ratifying action taken or to be taken by or on behalf of the Fund, which certificate (or an accompanying written instruction signed in the name of the Fund by two officers thereof) shall state the person to whom payment is to be made, the amount to be paid, the purpose for which such payment is to be made and that it was necessary or appropriate to incur the expense for which payment is to be made in order to take or implement the action directed, authorized, approved or ratified by the aforesaid resolution; or

          (g) In payment of such compensation and in reimbursement for such expenses of the Custodian as are provided for in Article V1, Paragraph 6 hereof, or as may be agreed upon from time to time pursuant thereto.

3. The Custodian shall notify the Fund each day of the amounts of money received or paid, of the portfolio securities received or delivered for the account of the Fund and of the share of capital stock of the Fund issued or redeemed during the preceding day; and it shall, from time to time, upon receipt of a request signed in the name of the Fund by an officer thereof, render a detailed statement of the securities and moneys held for the Fund under this agreement. Upon receipt of a like request, the Custodian shall cooperate fully with respect to any audit of the Fund or any examination or investigation of its properties, records or affairs.

4. All bonds and other obligations held for the Fund which are issued or issuable in bearer form shall be held by the Custodian in that form; all other securities held for the Fund shall be registered in the name of a duly appointed and registered nominee of the Custodian.

5. Unless otherwise instructed to the contrary by an order signed in the name of the Fund by two officers, the Custodian shall, with respect to all securities held for the Fund:

(a) Collect all income due or payable;

(b) Present for payment and collect the amount payable upon all securities which may mature or be called, redeemed, or retired, or otherwise be come payable;

(c) Surrender interim receipts and securities in temporary form for definitive securities;

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(d) Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the regulations of any other taxing authority now or hereafter in effect.

In addition the Custodian shall sell, if there shall be a market therefor, all warrants, rights, options and similar securities issued with respect to securities held by the Fund with respect to which it shall not have received from the Fund an appropriate written instruction within a reasonable time prior to the expiration thereof.

6. Upon an order signed in the name of the Fund by two officers, and not otherwise, the Custodian shall:

(a) Execute and deliver to such persons as may be designated in such order, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner, of any securities may be exercised;

(b) Deliver any securities held for the Fund in exchange for other securities and/or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation,or in the exercise of any conversion privilege;

(c) Surrender warrants, rights, options or similar securities in the exercise thereof;

(d) Deliver any securities held for the Fund to any protective committee, reorganization committee or other person designated in, such order, in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

(e) Make such transfers or exchanges of the assets or of the capital stock of the Fund, and take such other steps as shall be stated in said order to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund.


III
PURCHASE AND SALE OF INVESTMENTS OF THE FUND

1. The Fund will cause to be delivered to the Custodian by any broker or dealer acting for or selling to the Fund, copies of broker's or dealer's confirmations in the form currently employed by any such broker or dealer. with respect to every purchase of securities by or for the account of the Fund. The Fund shall, during each business day on which a purchase of securities shall have been made, deliver or mail to the Custodian a certificate signed in the name of the Fund by two officers, specifying with respect to each such purchase: (a) the name of the issuer and the title of the securities, (b) the number of shares or the principal amount purchased, and accrued interest, f any, (c) the date of purchase, (d) the purchase price per unit and the brokerage commission, taxes and other expenses payable in connection with such purchase, (e) the total


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amount payable upon such purchase, and (f) the name of the person from whom or the broker through whom the purchase was made. The Custodian shall receive all securities purchased by or for the Fund from the persons through or from whom the same were purchased, and upon receipt thereof shall pay, out of the moneys held for the account of the Fund, the total payable upon such purchase as et forth in such officers' certificate, provided that the same conforms to the total amount payable shown on such broker's confirmation with respect to such purchase.

2. If the Fund wishes to exercise any warrant, right, option or similar security, it shall instruct the Custodian over the signature of two officers of the Fund to exercise such security and shall specify in such instruction the particulars of such exercise and the amount to be paid upon exercise for the underlying securities.

3. The Fund will cause to be delivered to the Custodian by any broker or dealer acting for or purchasing from the Fund, copies of broker's or dealer's confirmations in the form currently employed by such broker or dealer, with respect to every sale of securities by or for the account of the Fund. The Fund shall, during each business day on which a sale of securities shall have been made, deliver or mail to the Custodian a certificate signed in the name of the Fund by two officers, specifying with respect to each such sale (a) the name of the issuer and the title of the security, (b) the number of shares or principal amount sold, and accrued interest, if any, (c) the date of sale, (d) the sale price per unit and the brokerage commission, taxes and other expenses payable in connection with such sale, (e) the total amount payable to the Fund upon such sale, and (f) the name of the broker through whom or the person to whom the sale was made. The Custodian shall deliver the securities thus designated to the broker or other person named in such officers' certificate upon receipt of the total amount payable to the Fund upon such sale as set forth in such officers' certificate, provided that the same conforms to the total amount payable as shown by the confirmation of the broker through whom or the person to whom the sale was made. The Custodian may deliver securities and accept payment in accordance with the customs prevailing among dealers in securities.

IV
PAYMENT OF CASH DIVIDENDS

1. Upon the declaration of any cash dividend by the Board of Directors of the Fund, the Fund shall furnish to the Custodian a copy of a resolution of its Board of Directors, certified by the Secretary or any Assistant Secretary, setting forth the date fixed for payment of such dividend, the record date as of which stockholders entitled to payment shall be determined, and the amount payable per share to the stockholders of record as of that date.

2. Upon the payment date specified in such resolution, the Custodian, as dividend disbursing agent, shall pay out of the moneys held for the account of the Fund the amount per share payable as set forth in such resolution to each stockholder of record on the record date therein set forth, as the same appear upon the books of the Fund maintained by THE BANK OF NEW YORK, as Transfer Agent, except that no dividend shall be paid upon stock redeemed by the Fund prior to the record date. Payment shall be made by check of the Custodian, as dividend disbursing agent, mailed to each stockholder of record at his address as it appears upon such books


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     maintained by the Transfer Agent, or pursuant to any written order of a stockholder on file with the Custodian or Transfer Agent.

V
SALE AND REDEMPTION OF CAPITAL STOCK OF THE FUND

1. Whenever the Fund shall sell any shares of its capital stock, the principal underwriter of the Fund, as its agent, shall deliver or mail to the Custodian a copy of the principal underwriter's confirmation of sale, specifying;
a. The name and address of the investor to whom or the dealer through whom such shares have been sold;
b. The number of shares to be issued; and
c. The amount of money to be received by the Custodian upon the sale of such shares.

2. Upon receipt of such confirmation, and upon receipt of information from the principal underwriter or the specified dealer as to the names and addresses of the person or persons in whose names such shares are to be registered, the Custodian shall forthwith direct the Transfer Agent to issue and register on the stock transfer books of the Fund, the name of the person or persons designed as aforesaid, the number of shares purchased, as specified in such confirmation. The Custodian shall thereupon mail an appropriate confirmation to such person or persons, but only upon receipt of the amount of money specified in such confirmation.

3. Whenever the Board of Directors of the Fund shall declare a dividend payable in whole or in part in shares of its capital stock, the Fund shall furnish to the Custodian a copy of a resolution of its Board of Directors, certified by the Secretary or any Assistant Secretary, specifying the amount of stock to be distributed for each share of stock outstanding, the amount, if any, payable per share in cash in lieu of stock a description of which stockholders are to receive stock and which, if any, are to receive cash, the date of distribution or payment, and the record date as of which stockholders entitled to such distribution or payment are to be determined. The Custodian shall thereupon, in accordance with the provisions of Article IV, and the Board's resolution, pay out the moneys, if any, payable to stockholders who are to receive cash and direct the Transfer Agent to issue and register in the names of stockholders who are to receive shares the proper number of full and fractional shares. The Custodian shall thereupon mail an appropriate confirmation of such transactions to stockholders receiving shares. However, no dividend stock shall be issued or confirmed nor dividend payment made upon stock redeemed prior to the record date.

4. Upon the issuance of any of the capital stock of the Fund in accordance with the foregoing provisions of this article, the Custodian shall pay, out of the money held for the account of the Fund, all original issue or other taxes required to be paid by the Fund in connection with such issuance.

5. Whenever the Fund shall hereafter redeem any shares of its capital stock, it shall furnish to the Custodian a certificate, signed in the name of the Fund by an officer, specying:

(a) The number of shares of capital stock redeemed;
(b) The amount to be paid for the shares redeemed;


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(c) The name of the firm or individual from whom redeemed.

5. Upon receipt by the Custodian of stock certificates representing the number of shares redeemed, and upon the advice of the Transfer Agent that such stock certificates are valid and properly endorsed, the Custodian shall make payment out of the moneys held for the account of the Fund of the amount specified in the certificate described in the foregoing Paragraph 5, to or upon the order of the person from whom redeemed.

The Custodian shall thereupon direct the Transfer Agent to cancel the certificates representing the shares thus redeemed. If stock certificates have not been issued to evidence all or any part of the shares redeemed, the Custodian shall require a writing duly executed by the stockholder of record requesting such redemption, and upon the advice of the Transfer Agent that the signature or signatures on such writing are valid and proper, the Custodian shall make payment as aforesaid. The Custodian shall thereupon direct the Transfer Agent to reduce the number of shares in such stockholder's account by the number of shares thus redeemed.

6. Notwithstanding any provision of this Article V, if the Custodian receives from any stockholder or subscriber to the capital stock of the Fund a request for a share certificate or certificates to evidence shares held of record by such stockholder or subscriber for which a share certificate or certificates have not been issued, the Custodian shall forthwith direct the Transfer Agent to issue and deliver stock certificates evidencing such shares to the stockholder or subscriber so requesting, or in lieu of delivery may direct the Transfer Agent to mail such certificates by registered mail, or by first class mail issued by such company or companies as may be approved in writing by two officers of the Fund; provided, that in no case shall the Custodian authorize the issuance of certificates to evidence fractional shares.

VI
CONCERNING THE CUSTODIAN

1. The Custodian shall not be liable for any loss or damage, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct. The Custodian may apply for and obtain the advice and opinion of counsel of the Fund or of its own counsel, at the expense of the Fund, with respect to questions of law, and shall be fully protected with respect to anything done or omitted by it in good faith, in conformity with such advice or opinion.

2. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

a. The validity of the issue of any investment securities purchased by or for the Fund, the legality of the purchase thereof, or (except as provided in Article III) the propriety of the amount paid therefor.
b. The legality of the sale of any investment securities by or for the Fund, or (except as provided in Article III) the propriety of the amount for which the same are sold.
c. The legality of the issue or sale of any shares of the capital stock of the Fund, or (except as provided in Article V) the sufficiency of the amount to be received therefor.
d. The legality of the redemption of any shares of capital stock of the Fund, or (except as provided in Article V) the propriety of the amount to be paid therefor.
e. The Legality of the declaration of any dividend by the Fund, or the legality of the issue of any shares of the Fund's capital stock in payment of any stock dividend.

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3.   The Custodian shall not be liable for, or considered to be the custodian of, any money represented by any check, draft, or other instrument for the payment of money received by it on behalf of the Fund, until the Custodian actually collects such money.

4. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until ( i ) it shall be directed to take such action by written instructions signed in the name of the Fund by two officers, and ( ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

5. The Custodian shall not be under any duty or obligation to ascertain whether any securities at any time delivered to or held by it for the account of the Fund are such as may properly be held by the Fund under the provisions of its Articles of Incorporation.

6. Initially the Custodian shall be entitled to receive for its custodial services, and the Fund agrees to pay to the Custodian for such services, such compensation and reimbursement for expenses as are set forth in apendix No. 1 hereto. Thereafter the Custodian shall receive and the Fund shall pay for such services such compensation and reimbursement for expenses as may be agreed upon from time to time between the Custodian and the Fund. The Custodian may charge such compensation and reimbursement for expenses against any money held by it for the account of the Fund upon rendering a statement therefor.

VII
TERMINATION

1. Either of the parties hereto may terminate this agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) after the date of the giving of such notice. In case such notice by given by the fund, it shall be accompanied by a copy of a resolution of the Board of Directors of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this agreement and designating a successor custodian, which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus, and undivided profits. In case such notice be given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a copy of a resolution of its Board of Directors, certified by the Secretary or any Assistant Secretary, designating such successor custodian.

2. Upon the date set forth in such notice, this agreement shall terminate, and the Custodian shall on that date deliver directly to the successor custodian all securities and money then owned by the Fund and held by it as custodian, after deducting all fees, expenses, and other amounts to the payment or reimbursement of which it shall then be entitled.

VIII
MISCELLANEOUS

1. The term "officers" shall be deemed to include the President, the Vice President or Vice President, the Secretary, the Treasurer, any Assistant Secretary and any Assistant Treasurer of the Fund. Any certificates, instruction, order, request, notice or other instrument required by this agreement to be signed by two officers shall be signed by any two of the following officers of the Fund, who shall not be the same person: the

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     President, any Vice President, the Secretary or the Treasurer, or by any
     one of the foregoing and by any Assistant Secretary or any Assistant Treasurer.

2. Annexed hereto as Appendix No. 2 is a certificate signed by two of the present officers of the Fund under its corporate seal, setting forth the names and the signatures of the present officers of the Fund. The Fund agrees to furnish to the Custodian a new certificate in similar form in the event any such present officer ceases to be an officer of the Fund, or in the event that other or additional officers are elected or appointed. Until such new certificate shall be furnished, the Custodian shall be fully protected in acting under the provisions of this agreement upon the signatures of the present officers as set forth in said annexed certificate.

3. The principal underwriter of the Fund is Wall Street Management Corporation, a Massachusetts corporation, with offices currently at One Wall Street, New York, New York 100005. The Fund agrees to advise the Custodian in writing when and if there is any change in its principal underwriter.

4. Any notice or other instrument in writing, authorized or required by this agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its office at No. 48 Wall Street, New York, N. Y. 10005, or at such other place as the Custodian may from time to time designate in writing.

5. Any notice or other instrument in writing, authorized or required by this agreement to be given to the Fund, shall e sufficiently given if addressed to the Fund and mailed or delivered to it at its office at One Wall Street, New York, New York, 10005 or at such other place as the Fund may from time to time designate in writing.

6. This agreement may not be amended or modified in any manner except by a written agreement executed by both parties hereto.

7. This agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a resolution of its Board of Directors.

8. This agreement shall be governed by the law of the State of New York (excluding the law of the State of New York with regard to conflicts of law) as to all matters including but not limited to matters of validity, construction, effect and performance.

9. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute but one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective corporate officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.
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                        WALL STREET INVESTING CORPORATION



                                By____________________________________
                                    John H. G. Pell, President



     Attest:____________________________
                Lloyd P. Griscom, Secretary





                       THE BANK OF NEW YORK



                               By_______________________________________
                                    Nicko J. Mextorf, Vice President



     Attest:______________________________
                  L. LaLLa








     APPENDIX NO. 1
     The Custodian Fee

     For custodial services in connection with the Fund's cash and portfolio securities, including but not limited to receiving the Fund's portfolio securities and holding the same in safe-keeping, handling deliveries, receipts, calls, redemptions and collection of income with respect thereto and making cash payments as required by specific direction, a monthly fee at the rate of 1/240th of 1% on the first $10,000,000 and 1/480th of 1% thereafter on the market value of the Fund's portfolio securities. The Fund will advise the Custodian of such market value as at the end of each calendar month, and based on such figures the Custodian will prepare and render a monthly statement.

     The minimum charges for performing the custodian services will be $500 per annum.

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     Minor additional costs for such items as postage and insurance will be in addition to the above charges.

     APPENDIX NO. 2

Names and signatures of the present officers of Wall Street Investing
Corporation:
     NAME                           OFFICE                      SIGNATURE
     John H. G. Pell                President

     John Drake                     Vice President            (not available)

     Lloyd P. Griscom               Vice President
                                     and Secretary

     Frederick R. Koppen            Treasurer

     William W. Pickslay            Assistant
                                     Treasurer

     Evelyn ScheerAssistant         Secretary


                                 By______________________________________
                                      John H. G. Pell, President


     Attest:__________________________________
                 Lloyd P. Griscom, Secretary